American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		2
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			April 14, 2003
Trade Date:	04/14/03		Issue Date:	04/17/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EAD6	2.000%	04/15/05	Monthly	05/15/03	No	N/A
02639EAE4	3.400%	10/15/07	Monthly	05/15/03	No	N/A
02639EAF1	4.200%	10/15/09	Semi-Annual	10/15/03	No	N/A
[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor's Option	OID Note	Other Material Terms
02639EAD6	$7,827,000	100%	0.300%	$7,795,692.00	$1.00	Yes	No	N/A
02639EAE4	$11,026,000	100%	0.625%	$10,937,792.00	$1.50	Yes	No	N/A
02639EAF1	$11,632,000	100%	0.950%	$11,501,140.00	$1.75	Yes	No	N/A

All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.